Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Jan 31, 2003
Payment Date	Feb 18, 2003

Calculation of Interest Expense

Index (LIBOR)	1.370000%
Accrual end date, accrual beginning date and days in Interest Period	Feb 18, 2003	Jan 15, 2003	34
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	129,926,910	27,496,083	32,495,371	21,246,973	17,497,507	21,301,547
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.550000%	1.660000%	1.770000%	2.020000%	2.370000%
Interest/Yield Payable on the Principal Balance	190,199	43,108	54,321	40,535	39,165
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	190,199	43,108	54,321	40,535	39,165
Interest/Yield Paid	190,199	43,108	54,321	40,535	39,165

Summary

Beginning Security Balance	129,926,910	27,496,083	32,495,371	21,246,973	17,497,507	21,301,547
Beginning Adjusted Balance	129,926,910	27,496,083	32,495,371	21,246,973	17,497,507
Principal Paid	4,771,934	1,009,976	1,193,608	780,436	642,712	835,010
Ending Security Balance	125,154,976	26,486,107	31,301,763	20,466,537	16,854,796	20,518,613
Ending Adjusted Balance	125,154,976	26,486,107	31,301,763	20,466,537	16,854,796
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	125,207,052	26,486,107	31,301,763	20,466,537	16,854,796
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					2,432,147
Ending OC Amount as Holdback Amount						2,937,403
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2085511	$0.8980781	$0.6035714	$0.7111316	$0.9325060
Principal Paid per $1000	$5.2323833	$21.0411642	$13.2623098	$13.6918581	$15.3026650